Exhibit 10.41

FIRST AMENDMENT TO
MASTER LOAN AGREEMENT

THIS FIRST AMENDMENT TO MASTER LOAN AGREEMENT (this "Amendment") is entered into as of December 31, 2019, by and between ATLANTA REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company, ASBURY JAX FORD, LLC, a Delaware limited liability company, COGGIN CARS L.L.C., a Delaware limited liability company, WTY MOTORS, L.P., a Delaware limited partnership, Q AUTOMOTIVE BRANDON FL, LLC, a Delaware limited liability company, ASBURY ST. LOUIS M L.L.C., a Delaware limited liability company, ASBURY ATLANTA CHEV, LLC, a Delaware limited liability company, and ASBURY GEORGIA TOY, LLC, a Delaware limited liability company (each referred to herein individually and collectively as “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”).

RECITALS

A.Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Master Loan Agreement between Borrower and Lender dated as of November 16, 2018, as amended from time to time (the "Loan Agreement").

B.Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.

C.All terms used but not defined herein shall have the meanings provided in the Loan Agreement.

NOW, THEREFORE, with the foregoing recitals incorporated by reference and made a part hereof, and intending to be legally bound, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    AMENDMENT TO LOAN AGREEMENT.

1.1. The Loan Agreement is hereby amended by deleting the definition of “Applicable Margin” from Section 1.1 in its entirety and inserting the following new definition of “Applicable Margin” in lieu thereof:

“‘Applicable Margin’ means as to any portion of any Loan that is a LIBOR Loan, the following percentages per annum, based on the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent of the Syndication Loan Agreement pursuant to the Syndication Loan Agreement:

If the Consolidated Total Lease Adjusted Leverage Ratio is less than 2.75 to 1.00, the Applicable Margin shall be 1.50% per annum.

If the Consolidated Total Lease Adjusted Leverage Ratio is less than 3.50 to 1 but greater than or equal to 2.75 to 1.00, the Applicable Margin shall be 1.75% per annum.

If the Consolidated Total Lease Adjusted Leverage Ratio is greater than or equal to 3.50 to 1, the Applicable Margin shall be 1.85% per annum.

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered to the Administrative Agent of the Syndication Loan Agreement pursuant to the Syndication Loan Agreement; provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with the Syndication Loan Agreement, then the Applicable Margin shall be 1.85% as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) the Applicable Margin in effect from the date hereof through the first Business Day of the calendar month immediately succeeding the date the Compliance Certificate with respect to the fiscal quarter ended December 31, 2019 is delivered (or, if not timely delivered, the date such compliance certificate is required to be delivered) shall be 1.85%.”

1.2    The Loan Agreement is hereby amended by deleting the definition of “Draw Termination Date” from Section 1.1 in its entirety and inserting the following new definition of “Draw Termination Date” in lieu thereof:

“‘Draw Termination Date” means June 30, 2020.”

1.3    The Loan Agreement is hereby amended by adding the following new definitions to Section 1.1:

“’Administrative Agent of the Syndication Loan Agreement’ means the Administrative Agent as defined in the Syndication Loan Agreement; provided, however, that if the Lender is no longer a party to the Syndication Loan Agreement, the ‘Administrative Agent’ means the Lender.”

“’Compliance Certificate’ means the Compliance Certificate delivered to the Administrative Agent of the Syndication Loan Agreement in accordance with the Syndication Loan Agreement; provided, however, that if the Lender is no longer a party to the Syndication Loan Agreement, the Compliance Certificate means a Compliance Certificate in substantially the same form and containing substantially the same information as was included in the Compliance Certificate which was provided in accordance with the last Syndication Loan Agreement which included the Lender as a party thereto.”

“’Consolidated Total Lease Adjusted Leverage Ratio’ has the meaning assigned to in in the Syndication Loan Agreement; provided, however, that if the Lender is no longer a party to the Syndication Loan Agreement, “’Consolidated Total Lease Adjusted Leverage Ratio’ means the definition thereof in the last Syndication Loan Agreement which included the Lender as a party thereto.”

“’Syndication Loan Agreement’ means that certain Third Amended and Restated Credit Agreement dated as of September 25, 2019 among Asbury Automotive Group, Inc., as a Borrower, and certain of its subsidiaries, as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swing Line Lender and an L/C Issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, Toyota Motor Credit Corporation and Mercedes-Benz Financial Services USA LLC, as Co-Documentation Agents, BOFA Securities, Inc., as Sole Lead Arranger and Sole Bookrunner, as extended, modified, amended, and/or restated from time to time.”

2.    FULL FORCE AND EFFECT. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. This Amendment and the Loan Agreement shall be read together, as one document.

3.    REAFFIRMATION. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Master Loan Agreement as of December 31, 2019.

Properties 1, 2, 3, 4, 10, 11 and 12	ATLANTA REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company By: /s/ Matthew Pettoni Name: Matthew Pettoni Title: Treasurer
Property 5	ASBURY JAX FORD, LLC, a Delaware limited liability company By: /s/ Matthew Pettoni Name: Matthew Pettoni Title: Treasurer
Property 6	COGGIN CARS L.L.C., a Delaware limited liability company By: /s/ Matthew Pettoni Name: Matthew Pettoni Title: Treasurer
Property 13	WTY MOTORS, L.P., a Delaware limited partnership By: Asbury Tampa Management L.L.C., its general partner By: /s/ Matthew Pettoni Name: Matthew Pettoni Title: Treasurer

[signatures continue on following page]

Property 14	Q AUTOMOTIVE BRANDON FL, LLC, a Delaware limited liability company By: /s/ Matthew Pettoni Name: Matthew Pettoni Title: Treasurer
Property 7	ASBURY ST. LOUIS M L.L.C., a Delaware limited liability company By: /s/ Matthew Pettoni Name: Matthew Pettoni Title: Treasurer

Property 9	ASBURY ATLANTA CHEV, LLC, a Delaware limited liability company By: /s/ Matthew Pettoni Name: Matthew Pettoni Title: Treasurer
Property 8

ASBURY GEORGIA TOY, LLC, a Delaware limited liability company

By: /s/ Matthew Pettoni
Name: Matthew Pettoni
Title: Treasurer

Accepted in Winston-Salem, North Carolina:

WELLS FARGO BANK, NATIONAL
   ASSOCIATION

By: /s/ Chad McNeill
Name: Chad McNeill
Title: Senior Vice President